STANDARD FORM OF AGREEMENT BETWEEN
               OWNER AND CONTRACTOR WHERE THE BASIS OF PAYMENT IS
                    THE COST OF THE WORK PLUS A FEE WITH OR
                       WITHOUT A GUARANTEED MAXIMUM PRICE

                     AIA DOCUMENT A111 -- ELECTRONIC FORMAT

--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

THE 1987 EDITION OF AIA DOCUMENT A201, GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION, IS ADOPTED IN THIS DOCUMENT BY REFERENCE. DO NOT USE WITH OTHER GENERAL CONDITIONS UNLESS THIS DOCUMENT IS MODIFIED. THIS DOCUMENT HAS BEEN APPROVED AND ENDORSED BY THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA.

COPYRIGHT 1920, 1925, 1951, 1958, 1961, 1967, 1974, 1978, 1987 BY THE AMERICAN
INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON D.C. 20006-5292. REPRODUCTION OF THE MATERIAL HEREIN OR SUBSTANTIAL QUOTATION OF ITS PROVISIONS WITHOUT WRITTEN PERMISSION OF THE AIA VIOLATES THE COPYRIGHT LAWS OF THE UNITED STATES AND WILL BE SUBJECT TO LEGAL PROSECUTION.

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AGREEMENT

made as of the 7th day of April in the year of Nineteen Hundred and Ninety Seven

BETWEEN the Owner:
(Name and address)

Zygo Corporation, Laurel Brook Road, P.O. Box 448, Middlefield, Connecticut 06455-0448
(860) 347-8506

and the Contractor:
(Name and address)
Dacon Corporation, 16 Huron Drive, Natick, Massachusetts 01760-1337
(508) 651-3600

the Project is:
(Name and address)
Zygo Corporation
Office Building Addition -- Project No. 1774
N.I.F. Manufacturing Renovation -- Project No. 1842
Laurel Brook Road, Middlefield, Connecticut 06455-0448

the Architect is:
(Name and address)
PDA Incorporated, 16 Huron Drive, Natick, Massachusetts 01760-1337
(508) 651-3600

The Owner and Contractor agree as set forth below.

                                    ARTICLE I

                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the Parties hereto and supercedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                    ARTICLE 2

                            THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:
N/A

                                    ARTICLE 3

                           RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                    ARTICLE 4

                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.) April 7, 1997

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents) December 5. 1997; and Final Completion shall be no later than December 26, 1997.

, subject to adjustments of this Contract Time as provided in the Contract
  Documents.

(Insert provisions. if any, for final liquidated damages relating to failure to complete on time)

                                    ARTICLE 5

                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

The Lump Sum Fee shall be Two Hundred Ninety Five Thousand and 00/100 Dollars ($295,000.00).

The Fee for all Change Order Work which increases the Guaranteed Maximum Price will be five percent (5%) of such increase. In addition for all such Change Orders, the Contractor shall be entitled to be paid ten percent (10%) of the increase in the Guaranteed Maximum Price for general conditions services.

5.2 GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed Six Million Ninety Six Thousand Six Hundred and 00/100 Dollars ($6,096,600.00), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings)

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

N/A

5.2.3 The amounts agreed to for unit prices, if any, are as follows:

(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1)

N/A

                                    ARTICLE 6

                               CHANGES IN THE WORK

6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.2 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 NONE

6.3 ALL CONTRACTS

6.3.1 NONE

                                    ARTICLE 7

                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Compensation of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops. at the rates set forth on Schedule 1 attached hereto.

7.1.1.2 Compensation or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement at the rates set forth on Schedule 1 attached hereto.

(If it is Intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Comensation and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work. at the rates set forth on Schedule 1 attached hereto.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                    ARTICLE 8

                           COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in
Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

                                    ARTICLE 9

                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work and accounted for at the time of final payment.

                                   ARTICLE 10

                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work. The Contractor shall not use any subcontractor to whom the Owner has reasonable objection. The Owner may request specific persons or entities from whom the Contractor shall solicit bids. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor will require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity selected by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity reguested by the Owner prior to the execution of the work of the subcontractor.

10.3 NONE


                                   ARTICLE 11

                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may he necessary for proper financial management under this Contract; the accounting and control Systems Shall be in accordance with generally accepted accounting priciples and construction industry standards. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

                                   ARTICLE 12

                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment including all supporting documentation reasonably required by the Owner submitted to the Owner by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Owner not later than the last day of a month, the Owner shall make payment to the Contractor not later than the 21st day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than twenty-one (21) days after the Owner receives the Application for Payment.

12.4 With each Application for Payment the Contractor shall provide waivers of liens as evidence of payment together with a detailed summary of all labor and materials provided by Contractor by category of work, all invoices and supporting materials provided to Contractor by subcontractors, and a schedule of values setting forth the percentage of completion of each line item set forth in the Construction Budget.


12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall he based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall he shown as a single separate item. The schedule of values shall he prepared in such form and supported by such data to substantiate its accuracy as the Owner may reasonably require. This schedule, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee, less retainage of ten percent (10%). Upon satisfactory completion of work having a value equal to 50% of the Guaranteed Maximum Price, no further retainage shall be deducted from the Contractor's Fee. The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage, if any, shall be as follows: Subtract retainage of ten percent (10%) on General Conditions and other changes for services, labor and materials provided by Contractor or Contractor's own employees. Upon satisfactory completion of work having a value equal to 50% of the Guaranteed Maximum Price, no further retainage shall be deducted from the Contractor's Fee.


(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

12.6 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1 NONE.

12.6.2 NONE.

12.6.2.1 NONE.

12.6.2.2 NONE.

12.6.2.3 NONE.

12.6.2.4 NONE.

12.6.2.5 NONE.

12.6.3 NONE.

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows: (other than materials only vendors who shall be paid in full).

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order. Upon satisfactory completion of work having a value equal to 50% of the subcontract sum, no further retainage shall be deducted for such subcontractor.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%). Upon satisfactory completion of work having a value equal to 50% of the subcontract sum, no further retainage shall be deducted for such subcontractor.

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to one hundred percent (100%) of the Subcontract Sum, less one hundred twenty-five percent (125%) of amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.

(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

If, in the Owner's sole discretion, the work is progressing satisfactorily and subject to the approval of any Lender of the Owner, retainage held on account of the Work of those Subcontractors whose work is fully and satisfactorily completed during the early stages of construction, may be released the Owner to the Contractor for Payment to those Subcontractors.

The Subcontract Sum is the total amount stipulated in the subcontract to he paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 NONE.

                                   ARTICLE 13

                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and
(3) a final Certificate for Payment has then been issued by the Architect; such final payment shall he made by the Owner not more than fifteen (15) days after the issuance of the Architect's final Certificate for Payment, or as follows:
N/A

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect or Owner withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph
9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Owner by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor all amounts owing Contractor which are not in dispute.

13.5 if subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any)

The rate of interest from time to time announced by USTrust as its prime lending rate plus two percent (2%).

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

14.3 Other provisions:

Home office support: such as, purchasing, planning, project management, secretarial and accounting activities associated with day to day activities of the Work solely with respect to the pro rata portion of the cost of these activities related to the Work, shall be included as a reimbursable expense, at the rates set forth on Schedule 1 attached hereto.

14.4 Contractor acknowledges that Owner has entered into various contracts to provide directly or indirectly, to the United States Government, certain goods and services relating to the national defense which contracts constitute DX-E1 Rated Orders, certified for national defense use under the Defense Priorities and Allocations System. Contractor agrees to comply with the requirements of the Defense Priorities and Allocations System regulations (15 CFR Part 700) to the extent such requirements are applicable to Owner. In addition, Contractor shall require each of its Subcontractors to acknowledge, in writing, in its Subcontract, that such subcontractor will comply with the requirements of the Defense Priorities and Allocations System Regulations (15 CFR Part 700), to the extent such requirements are applicable to Owner.

                                   ARTICLE 15

                            TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination including reasonable/direct out-of-pocket costs for expenses directly related to the termination and related fees for demobilization.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner. The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

Insert A: 15.5. In addition to Owner's right to remove Builder from any part of Work pursuant to the Contract Documents. Owner may, at any time, at will and without cause, terminate any part of Work or any subcontract or all remaining Work for any reason whatsoever by giving seven (7) days' prior written notice to Builder specifying the part of Work or subcontract to be terminated and the effective date of termination. Builder shall continue to prosecute the part of Work not terminated. If any part of the Work or subcontract is so terminated. Builder shall be entitled to payment for any and all Work properly executed in accordance with the Contract Documents relating to such part of the Work which has been cancelled (the basis for such payment shall be as provided in the Contract) and for costs directly related to Work thereafter performed by Builder in terminating such Work or subcontract including reasonable demobilization and cancellation charges provided said Work is authorized in advance by Architect and Owner. No payment shall be made by Owner, however, to the extent that such Work or subcontract is, was or could have been terminated under the Contract Documents or an equitable adjustment is made or denied under another provision of the Contract. In case of such termination, Owner will issue a Construction Change Directive or authorize a Change Order making any required adjustment to the Date of Substantial Completion and/or Guaranteed Maximum Price. For the remainder of the Work, the Contract Documents shall remain in full force and effect.

Insert B: 15.6 The Owner will pay for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead and profit.

                                   ARTICLE 16

                        ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A20l, 1987 Edition.

16.1.3 NONE.

Document                                   Title                         Pages
--------                                   -----                         -----

16.1.4 The Specifications are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                                    Title                         Pages
-------                                    -----                         -----

See Exhibit "A", Section 5, attached hereto and incorporated by reference herein.

16.1.5 The Drawings are dated as set forth in Exhibit "A", Section 5, attached hereto and incorporated by reference herein:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                                     Title                         Date
------                                     -----                         ----

See Exhibit "A". Section 5. attached hereto and incorporated by reference herein.

16.1.6 The Addenda, if any, are as follows:

Number                                     Date                          Pages
------                                     ----                          -----

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

Exhibit A   Project Summary dated January 6, 1997

Exhibit B   Contractor's Certificate of Insurance

Exhibit C1  AIA Document G702 (Application and Certificate for Payment)

Exhibit C2  AIA Document G703 (Continuation Sheet)

Exhibit D1  General Contractor's Final Waiver of Liens & Indemnity Agreement

Exhibit D2  General Contractor's Partial Waiver of Liens & Indemnity Agreement

Exhibit D3  Subcontractor's Partial Waiver of Liens & Indemnity Agreement
              (Office)

Exhibit D4  Subcontractor's Final Waiver of Liens & Indemnity Agreement
              (Office)

Exhibit D5  Subcontractor's Partial Waiver of Liens & Indemnity Agreement
              (N.I.F.)

Exhibit D6  Subcontractor's Final Waiver of Liens & Indemnity Agreement
              (N.I.F.)

Exhibit E1  List of Specifications (Office)

Exhibit E2  List of Specifications (N.I.F.)

Exhibit F1  List of Drawings (Office)

Exhibit F2  List of Drawings (N.I.F.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to he delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


OWNER                                       CONTRACTOR


/s/ GARY K. WILLIS                          /s/ RICHARD M. KUCHINSKY, AIA
------------------------------------        ------------------------------------
(Signature)                                 (Signature)

ZYGO CORPORATION,                           DACON CORPORATION,
Gary K. Willis,                             Richard M. Kuchinsky, AIA
President and Chief Executive Officer       Chief Executive Officer
(Printed name and title)                    (Printed name and title)